UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of principal executive offices)		20191 (Zip Code)
(571) 382-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2007, Tier Technologies, Inc. ("Tier" or the "Company") entered into employment agreements with Michael A. Lawler, Senior Vice President, Electronic Payment Processing and Steven M. Beckerman, Senior Vice President, Government Business Process Outsourcing.

Under the terms of Mr. Lawler's two-year agreement, he will be entitled to an initial base salary of $237,000 per annum and to participate in any Company incentive compensation plans, programs and/or arrangements applicable to senior-level executives, assuming satisfaction of applicable performance goals.  In addition, Mr. Lawler is entitled to participate in any equity-based plans and any executive fringe benefit plans, programs or arrangements applicable to senior-level executives.  In the event that Mr. Lawler's employment is terminated as a result of death, disability, resignation for prescribed events of "Good Reason," or without cause Mr. Lawler will be entitled to, among other things one year's base salary, plus twelve months COBRA health continuation benefits.  If Mr. Lawler were to be terminated by the Company within one year after a change in control of the Company or if Mr. Lawler resigns for prescribed events of "Good Reason" within one year of a change in control, he is entitled to receive two times his base salary, and a bonus equal to two times the average annual bonus paid to him during the past three years, plus eighteen months COBRA health continuation benefits.  In the event of both a defined change of control and loss of employment, all options granted on August 24, 2006, as well as all other options that would have vested within eighteen months of the date of termination, will immediately vest.

Under the terms of Mr. Beckerman's two-year agreement, he will be entitled to an initial base salary of $220,000 per annum and to participate in any Company incentive compensation plans, programs and/or arrangements applicable to senior-level executives, assuming satisfaction of applicable performance goals.  In addition, Mr. Beckerman is entitled to participate in any equity-based plans and any executive fringe benefit plans, programs or arrangements applicable to senior-level executives.  In the event that Mr. Beckerman's employment is terminated as a result of death, disability, resignation for prescribed events of "Good Reason," or without cause Mr. Beckerman will be entitled to, among other things one year's base salary, plus twelve months COBRA health continuation benefits.  If Mr. Beckerman were to be terminated by the Company within one year after a change in control of Tier or the Strategic Business Unit in which Mr. Beckerman is engaged, or if Mr. Beckerman resigns for prescribed events of "Good Reason" within one year of a change in control, he is entitled to receive two times his base salary, and a bonus equal to two times the average annual bonus paid to him during the past three years, plus eighteen months COBRA health continuation benefits.  In the event of both a defined change of control and loss of employment, all options granted on August 24, 2006, as well as all other options that would have vested within eighteen months of the date of termination, will immediately vest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
	By:	/s/ David E. Fountain
	Name:	David E. Fountain
	Title:	Chief Financial Officer
Date: November 1, 2007

Exhibit Index
Exhibit No.	Description
99.1	Employment Agreement between Tier Technologies, Inc. and Michael A. Lawler, dated October 29, 2007
99.2	Employment Agreement between Tier Technologies, Inc. and Steven M. Beckerman, dated October 29, 2007